UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2026

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 17, 2026, Nocera, Inc. (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the Company’s stockholders’ equity as reported in its Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”) , the Company no longer meets the minimum stockholders’ equity requirement of $2.5 million for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(1). As reported in the Form 10-K, the Company had stockholders’ equity of $(440,735) and does not currently meet the alternative continued listing standards of market value of listed securities or net income from continuing operations.

Pursuant to Nasdaq Listing Rule 5810(c)(2), the Company has 45 calendar days, or until June 1, 2026, to submit a plan to regain compliance with the minimum stockholders’ equity requirement. If Nasdaq accepts the Company’s plan, Nasdaq may grant an extension of up to 180 calendar days from the date of the letter to evidence compliance.

The Nasdaq letter has no immediate effect on the listing or trading of the Company’s common stock, par value $0.001 per share, which will continue to trade on The Nasdaq Capital Market under the symbol “NCRA.” The Company intends to timely submit a plan to regain compliance. There can be no assurance that Nasdaq will accept the Company’s plan or that the Company will be able to regain compliance within any extension period granted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: April 20, 2026	By: /s/ Andy Ching-An Jin
Name: Andy Ching-An Jin Title: Chief Executive Officer

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